As filed with the Securities and Exchange Commission on May 19, 2020

Registration No. 333-[________]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUAKER CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation or organization)

23-0993790

(I.R.S. Employer Identification Number)

901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

Phone Number: (610) 832-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert T. Traub, Esquire

Senior Vice President, General Counsel and Corporate Secretary

Quaker Chemical Corporation

901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

Phone Number: (610) 832-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

F. Douglas Raymond, Esquire

Elizabeth A. Diffley, Esquire

Faegre Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103-6996

(215) 988-2700

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value	23,000	$168.97	$3,886,310.00	$504.44

(1)	The securities being registered hereby are offered for the account of the selling security holder listed herein who will acquire up to the number of securities registered hereby upon conversion of a convertible promissory note issued in a private transaction.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional number of common stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.

(3)	Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the New York Stock Exchange, for our common stock on May 18, 2020.

PROSPECTUS

QUAKER CHEMICAL CORPORATION

23,000 SHARES OF COMMON STOCK

On May 7, 2020, we issued, in a private placement transaction, a convertible promissory note (the “Convertible Note”) to TEL NORDIC Holding ApS (“TEL Holding”), a company incorporated and registered under the laws of Denmark, in the amount of DKK 20,000,000 (at the exchange rate reported as of May 18, 2020, approximately USD $2.9 million) as consideration for the acquisition by Quaker Chemical BV, the Company’s Netherlands subsidiary (“Quaker BV”), of TEL Holding’s wholly-owned subsidiary, Tel Nordic ApS (“TEL”).

As further described in this prospectus, TEL Holding has the right to convert the Convertible Note into shares of our common stock, par value $1.00 per share, which are being registered for resale hereby (the “Common Shares”).

Upon conversion of the Convertible Note, TEL Holding, as the selling security holder, may use this prospectus, as supplemented, to resell the Common Shares it receives upon the conversion of the Convertible Note. We will not receive any of the proceeds from the sale of the Common Shares by the selling security holder.

Our registration of the Common Shares covered by this prospectus does not mean that the selling security holder will offer or sell any of them. The selling security holder identified in this prospectus may sell Common Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the selling security holder, you should refer to the information under the heading “Plan of Distribution” on page 15 of this prospectus.

Our common stock is listed on The New York Stock Exchange under the symbol “KWR.” On May 18, 2020, the last reported sale price of our common stock on The New York Stock Exchange was $168.64 per share.

Our principal executive offices are located at 901 E. Hector Street, Conshohocken, Pennsylvania 19428-2380. The telephone number at our principal executive offices is (610) 832-4000.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus before making an investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 19, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling security holder may, from time to time, sell Common Shares in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling security holder. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference” on page 17 of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in “Where You Can Find More Information” on page 17 of this prospectus.

Neither we nor any agent of the selling security holder has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related authorized free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related authorized free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in “Where You Can Find More Information” on page 17 of this prospectus.

As used in this prospectus, unless the context indicates otherwise, the terms “we,” “our,” “us,” the “Company,” “Quaker,” “Quaker Houghton” or “Registrant” refer to Quaker Chemical Corporation and includes its subsidiaries and predecessors.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, especially the risks of investing in our securities discussed under “Risk Factors” in this prospectus beginning on page 4 and in our most recent Annual Report on Form 10-K and our most recent and other Quarterly Reports on Form 10-Q, as they may be amended, and any accompanying prospectus supplement, as well as the risk factors discussed in the documents incorporated by reference herein. See “Where You Can Find More Information” on page 17 of this prospectus for a further discussion of incorporation by reference.

Overview

Quaker Houghton is a global leader in industrial process fluids. With a presence around the world, including operations in over 25 countries, our customers include thousands of the world’s most advanced and specialized steel, aluminum, automotive, aerospace, offshore, can, mining, and metalworking companies. The Company develops, produces, and markets a broad range of formulated specialty chemical products and offers chemical management services for various industrial and manufacturing applications globally. The major product lines of Quaker Houghton include metal removal fluids, cleaning fluids, corrosion inhibitors, metal drawing and forming fluids, die cast mold releases, heat treatment and quenchants, metal forging fluids, hydraulic fluids, specialty greases, offshore sub-sea energy control fluids, rolling lubricants, rod and wire drawing fluids and surface treatment chemicals. Quaker Houghton was incorporated as a Pennsylvania corporation in 1918 and is headquartered in Conshohocken, Pennsylvania.

Corporate Information

We are incorporated under the laws of the Commonwealth of Pennsylvania. The Quaker and Quaker Houghton logos and other trademarks or service marks of ours appearing in this prospectus are the property of the Company. This prospectus may contain additional trade names, trademarks and service marks of others, which are the property of their respective owners.

The Offering

Securities registered for resale by selling security holder	Shares of the Company’s common stock, par value $1.00 per share, issuable upon the conversion of the Convertible Note in the amount of DKK 20,000,000 (approximately USD $2.9 million), or approximately 17.4 thousand shares using the closing price of the Company’s common stock as reported on the New York Stock Exchange on May 18, 2020, including interest. See “Selling Security Holder” on page 8 of this prospectus for more information.

Common stock outstanding immediately before this offering, as of May 13, 2020	17,760,988 shares(1)

Registration rights	Under the terms of a letter agreement entered into in connection with Quaker BV’s acquisition of TEL, we have agreed to file this registration statement with respect to the registration of the resale of the shares of common stock issuable to the selling security holder upon the conversion of the Convertible Note. See “Selling Security Holder” on page 8 of this prospectus for more information.

Selling security holder	All of the Common Shares that will be issued to the selling security holder named herein are being offered by the selling security holder. See “Selling Security Holder” on page 8 of this prospectus for more information.

Plan of distribution	The selling security holder may offer the Common Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, through one or more methods or means as described in the section entitled “Plan of Distribution” beginning on page 15 of this prospectus.

Use of Proceeds	We will not receive any proceeds from the resale by the selling security holder of the Common Shares offered by this prospectus.

New York Stock Exchange Symbol	Our common stock is traded on the New York Stock Exchange under the symbol “KWR.”

(1)	The number of shares of common stock outstanding as of May 13, 2020 excludes the following as of that date:

•	outstanding options representing the right to purchase a total of 192,653 shares of common stock at a weighted average exercise price of $137.38 per share, which were issued under the Company’s 2011 and 2016 Long-Term Performance Incentive Plans;

•	659,625 shares of common stock reserved for future issuance pursuant to awards that have not been made under the Company’s 2001 Global Annual Incentive Plan, 2016 Long-Term Performance Incentive Plan and 2013 Director Stock Ownership Plan. As of May 13, 2020, 304,900 of these shares were available for issuance as restricted stock awards under the Company’s 2001 Global Annual Incentive Plan; 288,327 shares were available for issuance upon the exercise of stock options and/or as restricted stock awards and/or restricted stock unit awards under the Company’s 2016 Long-Term Performance Incentive Plan; and 66,398 shares were available for issuance under the 2013 Director Stock Ownership Plan; and

•	approximately 17.4 thousand shares of common stock issuable upon conversion of the Convertible Note.

RISK FACTORS

Investment in the Common Shares involves risks. Before you invest in the Common Shares, you should carefully consider the risk factors below and those incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”), our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and risk factors and other information contained in any applicable prospectus supplement. Additional risks or uncertainties not presently known to us or that we currently do not deem material may also affect our business, financial condition or results of operations. In addition, the novel coronavirus (“COVID-19”) pandemic has adversely affected our business and financial results and may exacerbate many of the other risks described in this section and the risks described in the 2019 Form 10-K and in our other reports and filings with the SEC, including in ways that we are unable currently to predict. Our business, financial condition or results of operations could be materially adversely affected by any of the risks we discuss, which might cause you to lose all or part of your investment in the Common Shares.

Risks Relating to Our Common Stock and this Offering

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control, including as a result of the impacts of the ongoing COVID-19 pandemic on our business and the capital markets. Other factors that may affect the market price of our common stock include:

•	actual or anticipated fluctuations in our quarterly results of operations;

•	our liquidity;

•	sales of common stock by our shareholders;

•	changes in the prices of our key raw materials;

•	changes in our cash flow from operations or earnings estimates;

•	publication of research reports about us or the chemical specialty production industry generally;

•	competition for, among other things, skilled personnel;

•	increases in market interest rates which may increase our cost of capital;

•	changes in applicable laws or regulations, court rulings, and enforcement and legal actions;

•	changes in market valuations of similar companies;

•	adverse market reaction to any indebtedness we may incur in the future;

•	additions or departures of key management personnel;

•	actions by our shareholders;

•	commencement of or involvement in litigation;

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry;

•	speculation in the press or investment community regarding our business;

•	the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems;

•	general market and economic conditions; and

•	domestic and international economic, legal, and regulatory factors unrelated to our performance.

In addition, the United States securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic, and industry factors may negatively affect the price of our common stock, regardless of our operating performance. Any volatility or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our current and future business activities, operational matters, cash needs, cash reserves, liquidity, operating and capital expenses, financing options, including the state of the capital markets and our ability to access the capital markets, expense reductions, the future outlook of the Company, operating results and pending litigation. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results, performance or achievements may differ materially from those that might be anticipated from our forward-looking statements. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties.

Factors that may cause our actual results, performance or achievements to differ materially from that contemplated by such forward-looking statements include, among others, the COVID-19 pandemic and related government action as further described in Item 1A, “Risk Factors,” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which could exacerbate or cause the following:

•	changes in the industries and markets that we serve could have a material adverse effect on our liquidity, financial position and results of operations;

•	we may be unable to achieve sufficient price increases or contract concessions to offset increases in the costs of raw materials, or price increases that we implement may result in the loss of sales;

•	bankruptcy of one or more significant customers could have a material adverse effect on our liquidity, financial position and results of operations;

•	our credit facility contains limitations on our ability to make capital expenditures, investments and acquisitions and on our ability to incur liens, and includes default provisions that permit our lenders, among other things, to decline to make further advances and/or to accelerate our obligation to repay all of our outstanding obligations under the credit facility in the event of our inability to comply with the terms of the credit facility;

•	we are a party to proceedings, cases and requests for information from, and negotiations with, various claimants and federal and state agencies relating to various matters, including environmental matters, and an adverse result in one or more of these matters could materially and adversely affect our liquidity, financial position and results of operations;

•	our continued success depends on our ability to continuously develop and manufacture new products and product enhancements on a timely and cost-effective basis in response to customers’ demands, and we may not be able to develop and introduce products incorporating new technologies in a timely manner that will satisfy our customers’ future needs or achieve market acceptance;

•	because significant revenues and earnings are generated by non-U.S. operations, our financial results are affected by currency fluctuations, particularly between the U.S. dollar, the E.U. euro, the Brazilian real and the Chinese renminbi, and the impact of those currency fluctuations on the underlying economies;

•	our international operations involve additional risks that include, but are not limited to, the following:

-	changes in economic conditions from country to country;

-	changes in a country’s political system;

-	trade protection measures;

-	licensing and other legal requirements;

-	local tax requirements;

-	longer payment cycles in certain foreign markets;

-	restrictions in some countries on the repatriation of our assets, including cash;

-	significant foreign and U.S. taxes on repatriated cash;

-	the difficulties of staffing and managing dispersed international operations;

-	less protective foreign intellectual property laws; and

-	legal systems that may be less developed and predictable than those in the United States;

•	in the event we determine that we will not be able in the future to realize all or part of our net deferred tax asset, we will be required to make an adjustment to the amount of our deferred tax asset that will result in a non-cash charge to income in the period the determination is made and, depending on the amount of the charge, it can have a material adverse effect on our financial statements;

•	the industry in which we operate is very competitive and increased competition could adversely affect our profitability;

•	the impact on our results of operations and financial condition as a result of the occurrence of natural disasters or other catastrophic events, including war and terrorism; and

•	the loss of management and other key personnel could significantly harm our business.

In addition, these statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. Other factors that could cause our actual results, performance or achievements to differ materially from that contemplated by forward-looking statements are those discussed under the heading “Risk Factors” in this prospectus, in the 2019 Form 10-K and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in other sections of those reports, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and in the applicable prospectus supplement.

We caution the reader that the factors described above are not exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results, performance or achievements to differ materially from those projected in any forward-looking statements. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus or in any prospectus supplement or in the information incorporated by reference herein or therein.

USE OF PROCEEDS

We are not selling any Common Shares under this prospectus and will not receive any proceeds from the sale of the Common Shares by the selling security holder.

SELLING SECURITY HOLDER

On May 7, 2020, we issued, in a private placement transaction, the Convertible Note to TEL Holding in the amount of DKK 20,000,000 (approximately USD $2.9 million) as consideration for the acquisition by Quaker BV of TEL Holding’s wholly-owned subsidiary, TEL. TEL designs, manufactures and sells proportioning equipment systems for die casting customers. As described below, TEL Holding has the right to convert the Convertible Note into shares of our common stock, which are being registered for resale hereby pursuant to a letter agreement, dated May 7, 2020, among the Company, TEL Holding and the sole owner of TEL Holding, Mr. Lars Skogstad-Jensen (the “Letter Agreement”).

Beginning on the business day immediately after this registration statement becomes effective, TEL Holding may convert all but not less than all of the principal amount of Convertible Note and the interest accrued to but not including the date of conversion into a whole number of shares of the Company’s common stock, par value $1.00 per share, based on the closing market price of our common stock on the business day immediately prior to the date of conversion, as reported on the New York Stock Exchange, and the conversion rate of Danish Kroner into U.S. dollars as reported on such business day in the Wall Street Journal. The Convertible Note accrues interest at a rate of five percent per annum until it is paid in full or converted. Based on the Company’s closing market stock price stock and the conversion rate on May 18, 2020, the selling security holder would receive approximately 17.4 thousand Common Shares upon conversion of the Convertible Note.

Beginning on May 27, 2020, the tenth (10th) business day following the date the Company filed its most recent quarterly report, we have the right to require that the Convertible Note be converted into Common Shares if TEL Holding has not previously converted it, and if not converted within three (3) business days after May 27, 2020, the Convertible Note will be due and payable. At that time, the Company will have the right to repay the amount of the Convertible Note in cash or in Common Shares.

After the Company has issued the Common Shares, to the extent permitted by law, the selling security holder may resell the Common Shares pursuant to this prospectus. We have registered the Common Shares to permit the selling security holder and its permitted transferees or other successors-in-interest that receive the Common Shares from the selling security holder after the date of this prospectus to resell the Common Shares.

As permitted by General Instruction II.G to Form S-3, we will supplement this prospectus to include the number of Common Shares acquired by the selling security holder upon conversion of the Convertible Note, among other required disclosure.

DESCRIPTION OF COMMON STOCK

When we refer to “Quaker,” “Quaker Houghton,” “the Company,” “we,” “us,” or “our” in this section of the prospectus or when we otherwise refer to ourselves in this section of the prospectus, we mean only Quaker Chemical Corporation and not any of our subsidiaries or associated companies.

Our authorized common stock consists of 30,000,000 shares of common stock, par value $1.00 per share. As of May 13, 2020, 17,760,988 shares of common stock were issued and outstanding and held of record by approximately 716 shareholders. The following description of our common stock and provisions of our articles of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our articles of incorporation and bylaws, which we have previously filed with the SEC.

Our common stock is traded on the New York Stock Exchange under the symbol “KWR.”

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Voting

Except as otherwise required by law or provided in any resolution adopted by our board of directors (the “Board”) with respect to any series of preferred stock, the holders of the common stock exclusively possess all voting power. Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the shareholders, including the election of directors. We do not have cumulative voting rights. The presence of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on a matter to be voted upon at a meeting of shareholders constitute a quorum, and the acts of such quorum, at a duly organized meeting of shareholders, constitute the acts of all the shareholders.

In an election of directors that is not a contested election, each director will be elected by the vote of the majority of the votes cast with respect to that director. The majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. In a contested election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, will be elected. Shareholders do not have the right to vote against a nominee in a contested election of directors.

Dividends

Subject to any preferential rights of any outstanding series of preferred stock designated by the Board from time to time, the holders of the common stock are entitled to dividends to the extent permitted by law, and upon a voluntary or involuntary liquidation, dissolution, distribution of assets on winding up of the Company are entitled to receive pro rata all of our assets available for distribution to such holders after distribution in full of any preferential amount to be distributed to holders of shares of preferred stock. There are no restrictions that currently limit the Company’s ability to pay dividends.

Rights and Preferences

The common stock has no preemptive or conversion rights or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. For a description of the provisions of our articles of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of the Company, see the description in this prospectus under the heading “Certain Provisions of our Articles of Incorporation, our Bylaws and Statutes.”

The rights, preferences and privileges of the holders of our common stock in general are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. The Company currently has no preferred stock outstanding.

Fully Paid and Nonassessable

All outstanding shares of the common stock are validly issued, fully paid and nonassessable.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION, OUR BYLAWS AND STATUTES

Possible Antitakeover Effect of Certain Statutory, Charter and Bylaw Provisions

Certain provisions of Pennsylvania law, and of our articles of incorporation and bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company, including takeover attempts that might result in a premium over the market price for the shares of common stock and our other securities.

Pennsylvania Business Corporation Law

Subchapter 25F of the Pennsylvania Business Corporation Law of 1988, as amended, or the PBCL, generally prohibits certain business combinations of a registered corporation with an interested shareholder (i.e., a beneficial owner of 20% or more of the voting stock) of such corporation. A “registered corporation” generally is a Pennsylvania corporation that, like our Company, has a class of shares registered under the Exchange Act. The term “business combination” is broadly defined to include most merger, consolidation and similar transactions as well as transfers of substantial amounts of assets. Subchapter 25F places a five-year moratorium on most business combinations between a registered corporation and an interested shareholder or its affiliates and associates. The five-year period begins on the date that the interested shareholder crosses the 20% threshold, known as the “share acquisition date.” Because we have not elected to “opt out” from the application of Subchapter 25F by means of an amendment to our articles of incorporation or bylaws, the provisions of Subchapter 25F would apply to any business combination involving our Company and an interested shareholder.

There are limited exceptions to the five-year moratorium on business combinations with interested shareholders. First, if either the business combination itself, or the applicable interested shareholder’s crossing the 20% threshold, is approved by the corporation’s board prior to the applicable interested shareholder’s share acquisition date, such business combination, or other business combinations with that interested shareholder, would be exempt from the application of Subchapter 25F. In addition, business combinations approved by a majority of the votes of all shareholders other than the interested shareholder, at a meeting held at least three months after the interested shareholder acquires at least 80% of the corporation’s outstanding voting stock, will likewise be exempt if, among other tests, the other shareholders receive in the business combination an aggregate amount of per share consideration equal to at least the highest per share price paid by the interested shareholder over the previous five years, plus a specified amount of interest.

Even following the expiration of the five-year moratorium, a business combination with an interested shareholder must still either be approved by a majority of the shares not held by the interested shareholder, or provide to the other shareholders per share compensation that meets the highest price per share test referred to above.

The PBCL also provides for additional anti-takeover provisions regarding registered corporations relating to:

•	“control transactions,” under which shareholders can require an interested shareholder to buy their shares for “fair value,” as defined in the PBCL;

•	“control share acquisitions,” under which interested shareholders lose their voting rights until such rights are restored by, among other requirements, the affirmative vote of a majority of the “disinterested shares,” as defined in the PBCL; and

•	“disgorgements,” under which interested shareholders (or persons that announce an intention to become an interested shareholder) can be required to disgorge certain profits from trading in the registered corporation’s stock.

Because we have specifically opted out of these various additional PBCL provisions pursuant to bylaw amendments as provided in the relevant sections of the PBCL, none of these provisions currently would apply to us or to a non-negotiated attempt to acquire control of our Company, although such an attempt would still be subject to the various requirements in our articles of incorporation as described below. Moreover, we can reverse the “opt out” from one or more of these provisions by means of a bylaw amendment adopted by our Board, without shareholder approval, after which the PBCL provisions or provisions for which we reversed the “opt out” would then apply to an attempt to acquire control of our Company.

Under Section 1715 of the PBCL, our directors are not required to regard the interests of the shareholders as being dominant or controlling in considering our best interests. The directors may consider, to the extent they deem appropriate, factors including:

•	the effects of any action upon any group affected by such action, including our shareholders, employees, suppliers, customers and creditors, and communities in which we have offices or other establishments,

•	our short-term and long-term interests, including benefits that may accrue to us from our long-term plans and the possibility that these interests may be best served by our continued independence,

•	the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of us, and

•	all other pertinent factors.

Articles of Incorporation

“Blank Check” Preferred Stock.” Our Board is authorized by our articles of incorporation to designate and issue, without shareholder approval, preferred stock with such terms as our Board may determine. This ability to issue what is commonly referred to as “blank check” preferred stock, or rights to acquire preferred stock, may have the effect of delaying, deferring or preventing a change of control of our Company or an unsolicited acquisition proposal.

Business Combinations with Related Persons. Article 10 of our articles of incorporation (“article 10”) prohibits us from engaging in a “Business Combination” with a “Related Person” unless:

•	our “Continuing Directors” by a two-thirds vote have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding shares of our voting stock that caused the Related Person to become a Related Person; or

•	each of the following conditions is satisfied:

•	the aggregate amount of the cash and the fair market value, as determined by two-thirds of our Continuing Directors, of the property, securities or other consideration to be received (including, without limitation, the Company common stock or other capital stock of the Company retained by shareholders of the Company other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Company is the surviving entity) per share of our capital stock in the Business Combination by holders of capital stock, other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” or the “Highest Equivalent Price” paid by the Related Person in acquiring any of its holdings of our capital stock; and

•	a proxy or information statement complying with the requirements of the Exchange Act, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) and with the provisions of article 10 has been mailed to all shareholders of the Company at least 30 days prior to the consummation of the Business Combination (whether or not the proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement contains at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination from the point of view of the holders of the outstanding shares of capital stock of the Company other than any Related Person.

For purposes of article 10 the respective meanings of the following terms are as follows:

“Business Combination” means (i) any merger or consolidation of the Company or a subsidiary of the Company into or with a Related Person, in each case irrespective of which corporation or company is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with a Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part of the assets of the Company (including without limitation any securities of a subsidiary) or of a subsidiary of the Company; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Company or to or with a subsidiary of the Company (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of a Related Person; (iv) the issuance of any securities of the Company or of a subsidiary of the Company to a Related Person (other than an issuance of securities which is effected on a pro rata basis to all shareholders of the Company); (v) any recapitalization or reclassification of securities (including any reverse stock split) of the Company which would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding Voting Stock of the Company owned by a Related Person; (vi) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person; and (vii) the acquisition by the Company or by a subsidiary of the Company of any securities of a Related Person.

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“Related Person” means any individual, corporation, partnership or other person or entity (other than any subsidiary of the Company and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Company or a subsidiary of the Company) which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of article 10 by the shareholders of the Company (collectively and as so in effect, the “1934 Act”)), are “Beneficial Owners” (as defined in Rule 13d-3 of the 1934 Act) in the aggregate of ten (10%) percent or more of the outstanding shares of Voting Stock of the Company, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of Voting Stock of the Company that any Related Person has the right to acquire at any time (notwithstanding that Rule 13d-3 of the 1934 Act deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, will be deemed to be beneficially owned by the Related Person and to be outstanding for purposes of the definition of the term Related Person.

“Substantial Part” means assets having a fair market value, as determined by two-thirds of the Continuing Directors, of more than twenty (20%) percent of the total consolidated assets of the Company and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

“Voting Stock” means all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors and each reference to a proportion of Voting Stock refers to such proportion of the votes entitled to be cast by such shares.

“Continuing Director” means a director who was a member of the board of directors of the Company at the date of the adoption of article 10 by the shareholders of the Company, together with each director who either (i) was a member of the Company’s board of directors immediately prior to the time that the Related Person involved in a Business Combination became the Beneficial Owner of ten (10%) percent of the Voting Stock of the Company, or (ii) was designated (before his or her initial election as director) as a Continuing Director by a majority of the then Continuing Directors.

Under article 10, a Related Person is deemed to have acquired a share of the Voting Stock of the Company at the time the Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by the Continuing Directors, the price so paid will be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

“Highest Per Share Price” and “Highest Equivalent Price,” as used in article 10 mean the following: If there is only one class of capital stock of the Company issued and outstanding, the Highest Per Share Price means the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Company issued and outstanding, the Highest Equivalent Price means with respect to each class and series of capital stock of the Company, the amount determined by two-thirds of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of the Company. In determining the Highest Per Share Price and Highest Equivalent Price, appropriate adjustments will be made for recapitalizations and for stock splits, stock dividends and like distributions or transactions, and all purchases by the Related Person will be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Per Share Price and the Highest Equivalent Price will include any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by the Related Person with respect to the shares of capital stock of the Company acquired by the Related Person. Article 10 provides that, in the case of any Business Combination with a Related Person, the Continuing Directors should determine the Highest Equivalent Price for each class and series of the capital stock of the Company.

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Classified Board of Directors. In accordance with the provisions of our articles of incorporation, our Board is divided into three classes with each class elected to serve for a three-year term and the terms of the classes staggered so that only one class of directors is elected each year. The fact that only one class of our Board’s directors is elected each year could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our Company.

Removal of Directors. Our articles of incorporation provide that a director may be removed with or without cause only by the affirmative vote of the holders of at least eighty (80%) percent of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Super Majority Vote Required to Amend Certain Provisions of the Articles of Incorporation. The Pennsylvania corporate law provides generally that the affirmative vote of a majority of the votes cast by all shareholders entitled to vote is required to amend a corporation’s articles of incorporation, unless the corporation’s articles of incorporation require a greater percentage. Our articles of incorporation provide that any amendment of the provisions of article 8 (relating to our Board, including the division of the Board into three classes), article 9 (relating to special meetings of shareholders) or article 10 (relating to certain transactions with related parties, including mergers, consolidations or sales or other dispositions of all or a substantial part of our assets) requires an affirmative vote of 80% of the votes entitled to be cast on the matter. The 80% shareholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any amendment to our articles of incorporation is submitted to shareholders.

Bylaw Provisions

Authority to Fill Board Vacancies. Under our bylaws, any vacancy on our Board, however occurring, including a vacancy resulting from an enlargement of our Board, may be filled by vote of a majority of our directors then in office, even if less than a quorum. The authority of the remaining members of our Board to fill vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our Company.

Calling of Special Meeting. Our bylaws provide that special meetings of the shareholders may only be called by the chairman of the Board, the president or the Board, or by shareholders entitled to cast not less than four-fifths of the votes which all shareholders are entitled to cast at the meeting. The limited ability of our shareholders to call a special meeting of the shareholders may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our Company.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to the Board. Shareholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the chairman of the Board, the president or the Board or by a shareholder who was a shareholder of record at the time of giving notice, entitled to vote at the meeting, and who has given our secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.

Amendment of the Bylaws. Our bylaws provide that our bylaws may be altered, amended or repealed by the affirmative vote of a majority of our shareholders entitled to vote or a majority of our directors then in office without prior notice to or approval by our shareholders. Accordingly, our Board could take action to amend our bylaws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of the Company.

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These and other provisions contained in our articles of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which shareholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of shareholders to remove current management or approve transactions that shareholders may deem to be in their best interests and could adversely affect the price of our common stock.

Limitations of Liability and Indemnification of Directors and Officers

Our bylaws, as approved by our shareholders, limit the liability of our directors to us and our shareholders. Specifically, other than with respect to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law, a director will not be personally liable for monetary damages for any action taken, or failure to take any action, unless he or she has both:

•	breached or failed to perform the duties of his or her office under Chapter 17, Subchapter B of the PBCL; and

•	the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Our bylaws generally provide that we will indemnify our officers and directors and hold them harmless to the fullest extent authorized or permitted by the laws of the Commonwealth of Pennsylvania, as the same exist or may hereafter be amended (but, in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than we were permitted to provide prior to the amendment), against all expense, liability and loss reasonably incurred or suffered in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action or suit by or in the right of the company, by reason of the fact that he or she is or was a director or officer of the Company, whether the basis of the proceeding is alleged action in an official capacity as director or officer, or in any other capacity. We believe that these provisions assist us in attracting and retaining qualified individuals to serve as directors and officers.

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PLAN OF DISTRIBUTION

The selling security holder, which, as used herein, includes its pledgees, donees, transferees, assignees and successors, may from time to time offer and sell some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling security holder may offer Common Shares from time to time, either in increments or in a single transaction. The selling security holder may also decide not to sell all of the Common Shares they are allowed to sell under this prospectus. The selling security holder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Accordingly, there can be no assurance that the selling security holder will sell any or all of its Common Shares registered pursuant to this registration statement.

The selling security holder and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Common Shares on any stock exchange, including the New York Stock Exchange, or other market or trading facility on which the Common Shares are traded or quoted, in the over the counter market or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling security holder may use any one or more of the following methods when selling its Common Shares:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement becomes effective;

•	an agreement with broker-dealers to sell as agent for the selling security holder a specified number of such shares at a stipulated price per share or otherwise at the prevailing market price;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to ordinary shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security holder may enter into hedging transactions from time to time in which the selling security holder may:

•	enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of Common Shares, in which case such broker-dealer or other person may use Common Shares received from the selling security holder to close out its short positions;

•	sell its Common Shares short and re-deliver its Common Shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;

•	enter into option or other types of transactions that require the selling security holder to deliver its Common Shares to a broker-dealer or any other person, who will then resell or transfer such Common Shares under this prospectus; or

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•	loan or pledge its Common Shares to a broker-dealer or any other person, who may sell the loaned Common Shares or, in an event of default in the case of a pledge, sell such pledged Common Shares under this prospectus.

The selling security holder may also sell its Common Shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 and Regulation S under the Securities Act, rather than under this prospectus.

Resales by the selling security holder may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling security holder’s agent in the resale of Common Shares by the selling security holder, or the securities firm may purchase Common Shares from the selling security holder as principal and thereafter resell those Common Shares from time to time. Securities firms may, to the extent permissible, receive commissions, concessions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of Securities, from the purchaser) in amounts to be negotiated.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such Common Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling security holder may from time to time pledge or grant a security interest in some or all of the Common Shares owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Common Shares from time to time under this prospectus, or under an amendment to this prospectus or a prospectus supplement to include the pledgee, transferee or other successors in interest as selling security holder(s) under this prospectus.

The selling security holder and any broker-dealers or agents that are involved in selling the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Common Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Common Shares sold hereunder will be paid by the selling security holder and/or the purchasers.

If the selling security holder uses this prospectus for any sale of Common Shares, it will be subject to the prospectus delivery requirements of the Securities Act. The selling security holder will be responsible for complying with the applicable provisions of the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling security holder in connection with resales of its Common Shares under this prospectus. Regulation M may limit the timing of purchases and sales of any of the Securities by the selling security holder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will pay all expenses of the registration of the Common Shares, including, without limitation, SEC filing fees and expenses of compliance with federal securities or state “blue sky” or securities laws; provided, however, that the selling security holder will pay all discounts and commissions, if any, to underwriters, selling brokers, dealer managers and similar persons. We, each person who controls the Company within the meaning of Section 15 of the Securities Act, and our directors and officers will be indemnified by the selling security holder and Mr. Lars Skogstad-Jensen against losses, claims, damages, costs, expenses, liabilities or actions, including liabilities under the Securities Act, that may arise from material misstatements or omissions furnished to us by the selling security holder for use in this prospectus, in accordance with registration rights under the Letter Agreement. If such indemnification is unavailable, the Company will be entitled to contribution.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by Faegre Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report, which contains an adverse opinion on the effectiveness of internal control over financial reporting and an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Houghton International, Inc. business and the Norman Hay plc business the registrant acquired during 2019, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Global Houghton Ltd. included as Exhibit 99.1 of Quaker Chemical Corporation’s Current Report on Form 8-K/A, dated August 29, 2019, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the Internet at http://www.sec.gov.

We maintain a website at www.quakerhoughton.com with information about our Company. Our SEC reports can be found under the Investors tab at https://investors.quakerhoughton.com/sec-filings. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 20, 2020;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed May 11, 2020.

(c) The Company’s Current Report Form 8-K/A, dated August 29, 2019, including the financial information provided therewith for Global Houghton Ltd. as of December 31, 2018 and 2017 and for the three years in the period ended December 31, 2018 and as of June 30, 2019 and for the six months ended June 30, 2019 and 2018, and the pro forma financial information related to the Company’s combination with Houghton International, Inc. on August 1, 2019 as required by Rule 3-05 and Article 11 of Regulation S-X), and the Current Reports on Form 8-K dated March 17, 2020, March 31, 2020, May 14, 2020, and May 19, 2020;

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(d) The information from our definitive proxy statement filed on March 31, 2020 specifically incorporated by reference into the 2019 Form 10-K; and

(e) The description of the Company's common stock contained in its registration statement on Form 8-A/A filed on August 2, 1996, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC (other than information and exhibits furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the filing of the registration statement of which this prospectus forms a part as well as between the date of this prospectus and prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement is furnished at the SEC’s website.

You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Quaker Chemical Corporation

Attn: Investor Relations

901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

(610) 832-4000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

You should rely only on the information incorporated by reference or provided in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than the date on its cover.

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QUAKER CHEMICAL CORPORATION

23,000 SHARES OF COMMON STOCK

PROSPECTUS

May 19, 2020

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PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions, which will be borne by the selling security holder) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement. Other than the SEC registration fee, all of the amounts listed are estimates.

SEC registration fee	$504.44
Accounting fees and expenses	15,000
Legal fees and expenses	12,000
Miscellaneous fees and expenses	3,000
Total	$30,504.44

Item 15.	Indemnification of Directors and Officers

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), contains provisions relating to the indemnification of persons by a Pennsylvania business corporation, including directors and officers of the corporation.

Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, a business corporation’s power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that a business corporation is required to indemnify directors and officers against expenses they may actually and reasonably incur in defending actions against them in such capacities to the extent they are successful on the merits or otherwise in the defense of such actions.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 may be made by a business corporation only as authorized in the specific case upon a determination that indemnification of a director or officer is proper in the circumstances because the director or officer met the applicable standard of conduct, and such determination must be made: (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by a business corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL grants a business corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

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Section 1747 of the PBCL permits a business corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D of Chapter 17 of the PBCL, and Section 7.1F of the Company’s bylaws permits it, at its own expense, to maintain insurance to protect its directors and officers, among others, against any expense, liability or loss, whether or not it has the power to indemnify such persons against such expense, liability or loss under the laws of the Commonwealth of Pennsylvania. The Company currently maintains directors’ and officers’ liability insurance on behalf of its directors and officers.

Section 1748 of the PBCL applies the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations resulting from consolidation, merger or division.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses pursuant to Subchapter D of Chapter 17 of the PBCL will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

Section 7.1 of the Company bylaws contains provisions requiring it to indemnify and hold harmless directors and officers to the fullest extent and manner authorized or permitted by the laws of the Commonwealth of Pennsylvania.

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Item 16.	Exhibits

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation (as amended through July 24, 2019). Incorporated by reference to Exhibit 3.1 as filed by the Registrant with its quarterly report on Form 10-Q filed on August 1, 2019.
4.2	Restated By-laws (effective May 6, 2015, as amended through March 27, 2020). Incorporated by reference to Exhibit 3.2 as filed by the Registrant within its quarterly report on Form 10-Q filed on May 11, 2020.
4.3*	Letter Agreement, dated May 7, 2020, by and among Quaker Chemical Corporation, TEL Nordic Holding ApS, and Lars Skogstad-Jensen.
4.4*	Convertible Note, dated May 7, 2020, issued by Quaker Chemical Corporation to TEL Nordic Holdings ApS.
5.1*	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1*	Consent of PricewaterhouseCoopers LLP (relating to Quaker Chemical Corporation’s financial statements).
23.2*	Consent of PricewaterhouseCoopers LLP (relating to Global Houghton Ltd.’s financial statements).
23.3*	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of the registration statement).

*	Filed herewith.

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Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Conshohocken, Commonwealth of Pennsylvania, on May 19, 2020

QUAKER CHEMICAL CORPORATION

By	/s/ MICHAEL F. BARRY
Michael F. Barry Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Barry and Robert T. Traub, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Capacity	Date

/s/ MICHAEL F. BARRY	Principal Executive Officer and Director	May 19, 2020
Michael F. Barry
Chairman of the Board, Chief Executive Officer and President

/s/ MARY DEAN HALL	Principal Financial Officer	May 19, 2020
Mary Dean Hall
Senior Vice President, Chief Financial Officer and Treasurer

/s/ SHANE W. HOSTETTER	Principal Accounting Officer	May 19, 2020
Shane W. Hostetter
Vice President, Finance and Chief Accounting Officer

/s/ DONALD R. CALDWELL	Director	May 19, 2020
Donald R. Caldwell

/s/ MARK A. DOUGLAS	Director	May 19, 2020
Mark A. Douglas

/s/ JEFFRY D. FRISBY	Director	May 19, 2020
Jeffry D. Frisby

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/s/ WILLIAM H. OSBORNE	Director	May 19, 2020
William H. Osborne

/s/ ROBERT H. ROCK	Director	May 19, 2020
Robert H. Rock

/s/ FAY WEST	Director	May 19, 2020
Fay West

/s/ SANJAY HINDUJA	Director	May 19, 2020
Sanjay Hinduja

/s/ RAMASWAMI SESHASAYEE	Director	May 19, 2020
Ramaswami Seshasayee

/s/ MICHAEL J. SHANNON	Director	May 19, 2020
Michael J. Shannon

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